Exhibit 99.1

For Immediate Release	Media Contact:	Erin Somers
410-953-2405
	Investor Contact:	Melissa Rose
410-953-1218

MAGELLAN HEALTH SERVICES BOARD NOMINATES

FORMER CONGRESSWOMAN NANCY JOHNSON AS DIRECTOR

AVON, Conn. — February 27, 2007 — Magellan Health Services, Inc. (Nasdaq:MGLN), a leading specialty health care management organization, today announced that its Board of Directors has nominated former Congresswoman Nancy Johnson as an independent director for election at the Company’s annual shareholder meeting to be held May 15, 2007. Johnson has been nominated to assume the director position held by Saul Burian, who has decided not to stand for re-election.

“We are pleased to nominate an individual of Nancy Johnson’s caliber for election to our Board,” said Steven J. Shulman, chairman and chief executive officer for Magellan Health Services. “Throughout her long career in Congress, Nancy worked to advance important initiatives for both consumers and purchasers of health care.  An architect of Medicare Part D, landmark legislation that brought affordable prescription drug coverage to millions of seniors, Nancy also has been an independent voice for progressive measures in health care information technology, long-term care, children’s health, and other areas.  I believe Magellan and its stakeholders will benefit greatly from her skills, experience and understanding of the health care landscape.”

Johnson served 12 terms in the House of Representatives from 1983-2007, first representing the sixth district and most recently the fifth district of Connecticut. Regarded as one of the top authorities on health care in the House, Johnson served as chair of the Subcommittee on Health of the House Committee on Ways and Means.  She also served as chair of the Subcommittee on Human Resources of the Ways and Means Committee, chair of the Subcommittee on Oversight of the Ways and Means Committee, and as a member of the Joint Committee on Taxation. Johnson earned a Bachelor of Arts degree from Radcliffe College and later attended the University of London’s Courtauld Institute.

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization, managing behavioral health, radiology and specialty pharmaceuticals for government agencies, health plans and corporations.

Cautionary Statement: Certain of the statements made in this press release constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements, including (among others) the risk concerning the possible election of certain of the Company’s health plan customers to manage the health care services of their members directly; competition; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of treatment services by risk members; delays, higher costs or inability to implement the Company’s initiatives; the impact of changes in the contracting model for Medicaid contracts relating to managed health care services; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on the Company’s ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the more complete discussion of risks set forth in the section entitled “Risk Factors” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 8, 2006,  and the Company’s Form 10-Q for the period ended September 30, 2006, filed with the Securities and Exchange Commission on October 26, 2006 and posted on the Company’s Web site.

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